AMENDMENT NO. 1 AND LIMITED WAIVER TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 1 AND LIMITED WAIVER TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into this 28 day of March, 2011, by and between OCZ TECHNOLOGY GROUP INC., a Delaware corporation ("Borrower") and SILICON VALLEY BANK ("Bank"). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

A. Borrower and Bank have entered into that certain Amended and Restated Loan and Security Agreement dated as of February 7, 2011 (as has been and may be further amended, restated, or otherwise modified, the "Loan Agreement"), pursuant to which the Bank has extended and will make available to Borrower certain advances of money.

B. Borrower acquired Indilinx Co., Ltd, a company organized under the laws of the Republic of Korea (the "Target"), on March 25, 2011, pursuant to that certain Share Purchase Agreement dated March 14, 2011 ("Acquisition Agreement") by and among the Borrower, Target, and DLS Law Firm, as seller representative, which, among other terms, required Borrower to: (a) provide cash and stock consideration to the option holders and shareholders of the Target; (b) a loan to the Target ("Acquisition Loan"); and, (c) a loan guarantee to Softbank Ranger Venture Investment Partnership on behalf of the Target (the -Acquisition").

C. Due to the Acquisition, Borrower is currently in default of the Loan Agreement for failing to comply with the following negative covenants: Section 7.3 (Mergers and Acquisitions), Section 7.4 (Indebtedness), Section 7.5 (Encumbrances), Section 7.7 (Investments), and Section 7.8 (Transactions with Affiliates) (collectively, the "Existing Defaults").

D. The Borrower desires that Bank (a) provide the limited waiver of the Existing Defaults, and (b) amend the Loan Agreement upon the terms and conditions more fully set forth herein. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to provide the limited waiver contained herein and so amend the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1. EVENT OF DEFAULT AND LIMITED WAIVER. Borrower acknowledges that there exists an Event of Default under Sections 7.3, 7.4, 7.5, 7.7, and 7.8 of the Loan Agreement. Bank hereby agrees, subject to the terms of Section 5 hereof, to waive the Existing Defaults.

2.  AMENDMENTS TO LOAN AGREEMENT.

2.12.4 (Fees). The "and" at the end of Section 2.4(e) of the Loan Agreement is
deleted, the ".." at the end of Section 2.4(f) of the Loan Agreement is replaced by "; and", and a new Section 2.4(g) is added to the Loan Agreement as follows:

"(g)Variance Fee. A variance fee of $10,000 which is fully earned, non-refundable as of the First Amendment Effective Date and is payable as follows: (a) $5,000 on the First Amendment Effective Date and (b) $5,000 upon the sale of future capital stock of Borrower for an amount to exceed $500,000 in the aggregate from the First Amendment Effective Date but not later than April 31, 2011."

2.23.5 (Conditions of First Amendment). A new Section 3.5 is added to the Loan

Agreement as follows:

"Borrower agrees to deliver to Bank an original stock certificate representing sixty-five percent (65%) of the Target's then outstanding capital stock with a stock power duly executed in blank within sixty (60) days of the First Amendment Effective Date, and cooperate with Bank to take any other action necessary to provide Bank with a first priority interest or the equivalent, under applicable law."

2.37.8 (Transactions with Affiliates). Section 2.7 in the Loan Agreement is amended and restated in its entirety, as follows:

"Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for (i) Permitted Affiliate Transactions and (ii) transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person."

2.4Section 13.1 (Definitions). The following terms and their definitions are (a) to the extent already defined in Section 13.1 of the Loan Agreement amended in their entirety as follows, and (b) to the extent not already defined in that Section, added to Section 13.1 of the Loan Agreement in proper alphabetical order:

"Acquisition Loan" is that loan in the original principal amount of One Billion and Ten Million KRW (approximately $900,000.00) evidenced by that certain promissory note executed by the Target in favor of Borrower on March 24, 2011 with the following terms: (i) a maturity date of March 24, 2016, (ii) per annum interest rate of 3.44%, and (iii) no interest or principal due until maturity."

"Effective Date" is February 7, 2011."

"First Amendment Effective Date" is March 28, 2011."

"Permitted Affiliate Transactions" are (a) the Acquisition Loan and (b) cash transfers to Target exclusively for operational needs (not for the repayment of any Existing Target Indebtedness) from Borrower in an amount not to exceed $1,500,000 in the aggregate in any quarter."

“Permitted Indebtedness" is:

(a) Borrower's Indebtedness to Bank under this Agreement and the other Loan Documents:

(b) Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

(c) Subordinated Debt;

(d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f)Indebtedness secured by Permitted Liens;

(g) Existing Indebtedness incurred by Target in the amount and to the creditors set forth under the title "Existing Target Indebtedness" on Schedule 1 hereto;

(h) The Borrower's guarantee of those obligations and liabilities under that certain loan agreement dated November 18, 2010 (as amended on January 24, 2011), pursuant to which Softbank Ranger Venture Investment Partnership provided Target with an aggregate principal amount of 100,000,000,000 KRW (approximately $900,100);

(i) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (h) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be."

"Permitted Investments" are:

(a) Investments shown on the Perfection Certificate and existing on the Effective Date;

(b) Cash Equivalents;

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

(d) Investments consisting of deposit accounts in which Bank has a perfected security interest;

(e) Investments accepted in connection with Transfers permitted by Section 7.1;

(f) Investments of Subsidiaries in or to other Subsidiaries or Borrower and
Investments by Borrower in Subsidiaries not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate in any fiscal year, not including Investments in Target pursuant to the Acquisition Agreement and Permitted Affiliated Transactions;

(g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower's Board of Directors not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate in any fiscal year;

(h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments of Borrower in any Subsidiary; and

(j) Investments in or to Target that are Permitted Affiliated Transactions." —Permitted Liens" are:

(a) Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c) purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Five Hundred Thousand Dollars ($500,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e) Liens to secure payment of workers' compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

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(g) leases or subleases of real property granted in the ordinary course of business, and leases, subleases, licenses or sublicenses of property (other than real property or intellectual property) granted in the ordinary course of Borrower's business;

(h) non-exclusive license of intellectual property granted to third parties in the ordinary course of business;

Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.8;

(j) Liens in favor of other financial institutions arising in connection with

Borrower's deposit and/or securities accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit and/or securities accounts; and

(k) Liens set forth under the title "Existing Target Liens" on Schedule I hereto."

3.BORROWER'S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

(a) immediately upon giving effect to this Amendment, (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b) Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c) the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d) the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower;

(e) this Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights; and

(f) as of the date hereof, Borrower has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Bank has acted in good faith and has conducted in a commercially reasonable mariner its relationships with such Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that Bank is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

4. LIMITATION. The limited waiver and amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; (b) to be a consent to any future amendment or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (c) to limit or impair Bank's right to demand strict performance of all terms and covenants as of any date. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

5. EFFECTIVENESS. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

5.1Amendment. Borrower and Bank shall have duly executed and delivered this
Amendment to Bank;

5.2Assignment of Acquisition Loan. Borrower has duly executed and delivered the Allonge attached hereto as Exhibit A and delivered the original executed promissory note thereto;

5.3Perfection Certificate. Borrower has duly executed and delivered a Perfection
Certificate, which is true and correct as of the First Amendment Effective Date;

5.4Payment of Variance Fee. Borrower shall have paid Bank the first portion of the Variance Fee in the amount of $5,000; and

5.5Payment of Bank Expenses. Borrower shall have paid all Bank Expenses
(including all reasonable attorneys' fees and reasonable expenses) incurred through the date of this Amendment.

6. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

7. INTEGRATION. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

8. GOVERNING LAW; VENUE. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

Borrower:	OCZ TECHNOLOGY GROUP, INC. a Delaware corporation

	By:	/s/ Arthur F. Knapp, Jr.
Printed Name: Arthur F. Knapp, Jr.
Title: CFO

Bank:	Silicon Valley Bank

	By:	/s/ Jean Lee
Printed Name: Jean Lee
Title: Deal Team Leader

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